Exhibit 99.2

Nesco Holdings I, Inc. Pre-Releases Selected Preliminary Unaudited Second Quarter 2019 Financial Results

WASHINGTON D.C. and FORT WAYNE, INDIANA, July 22, 2019 – Capitol Investment Corp. IV (NYSE: CIC; “Capitol”), a public investment vehicle, and Nesco Holdings I, Inc. (“Nesco”), a leading provider of specialty rental equipment to the electric utility, telecom and rail end-markets, today issue this press release pre-releasing selected preliminary unaudited financial results for Nesco’s second quarter ended June 30, 2019.

Second Quarter 2019 Preliminary Unaudited Financial Highlights

●	Revenue estimated between $62.5 and $63.5 million (an increase of approximately 13% from second quarter of 2018 at the midpoint)

●	Adjusted EBITDA estimated between $30.0 and $31.0 million (an increase of approximately 7% from second quarter of 2018 at the midpoint)

●	Reaffirm full year 2019 revenue and Adjusted EBITDA outlook of $270 million and $137 million, respectively (excluding the impact of any potential acquisitions)

Review of Second Quarter 2019 Results

“We are pleased to deliver strong preliminary results for the second quarter of 2019,” said Lee Jacobson, Nesco’s CEO. “Our second quarter results reflect continued robust growth in demand across all our end markets. In addition to the previously announced opening of two new Parts, Tools and Accessories facilities in April, we began realizing deliveries of new equipment ahead of our growth plan. Our planned acquisition is also progressing well and we expect to complete it soon after our merger with Capitol. We remain committed to achieving our long-term financial goals and executing on our strategic initiatives and look forward to completing our merger with Capitol and entering into the next phase in Nesco’s growth story.”

Nesco has not yet finalized its financial statement close process for the quarter ended June 30, 2019. As a result, the information in this press release is preliminary and based upon information available to Nesco as of the date of this press release. In connection with the finalization process, Nesco may identify items that would require adjustments to its preliminary financial results announced herein. Nesco’s financial results may be different, and those differences could be material. The preliminary financial results have been prepared by and are the responsibility of Nesco’s management. Nesco’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data.

Second Quarter 2019 Earnings Release and Conference Call Details

Nesco expects to release its full second quarter 2019 financial and operating results on or before August 9, 2019. Nesco also plans to hold a conference call in connection with its release of its full second quarter 2019 results.

No Offer or Solicitation

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Nesco

Nesco is one of the largest providers of specialty equipment, parts, tools, accessories and services to the electric utility transmission and distribution, telecommunications and rail markets in North America. Nesco offers its specialized equipment to a diverse customer base for the maintenance, repair, upgrade and installation of critical infrastructure assets including electric lines, telecommunications networks and rail systems. Nesco’s coast-to-coast rental fleet of more than 4,200 units includes aerial devices, boom trucks, cranes, digger derricks, pressure drills, stringing gear, hi-rail equipment, repair parts, tools and accessories. For more information, please visit https://nescospecialty.com.

About Capitol Investment Corp. IV

Capitol Investment Corp. IV is a public investment vehicle formed for the purpose of effecting a merger, acquisition or similar business combination. Capitol is led by Chairman and Chief Executive Officer Mark D. Ein, and President and Chief Financial Officer L. Dyson Dryden. Capitol’s securities are quoted on the New York Stock Exchange under the ticker symbols CIC, CIC WS and CIC.U. The company, which raised $402.5 million of cash proceeds in an initial public offering in August 2017, is the Capitol team’s fourth publicly traded investment vehicle. The Capitol team’s three prior deals are all in the top 10 of the best performing SPACs out of over 130 raised since October 2009 in terms of total returns since merger. The first, Capitol Acquisition Corp., created Two Harbors Investment Corp. (NYSE: “TWO”), a leading mortgage real estate investment trust (REIT) and the second, Capitol Acquisition Corp. II, merged with Lindblad Expeditions, Inc. (NASDAQ: “LIND”), a global leader in expedition travel. The third vehicle, Capitol Acquisition Corp. III, merged with Cision Ltd. (NYSE: “CISN”), a leading global provider of cloud-based earned media solutions. For more information, please visit https://capinvestment.com.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Capitol’s or Nesco’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in this press release. This press release is based on certain assumptions that Nesco has made in light of its experience in the industry as well as Nesco’s perceptions of historical trends, current conditions, expected future developments and other factors Nesco believes are appropriate in these circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. Many factors could affect Nesco’s actual performance and results and could cause actual results to differ materially from those expressed in this press release. All forward-looking statements attributable to Capitol, Nesco or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. Important factors, among others, that may affect actual results or outcomes include: the inability to complete the transactions contemplated by the proposed business combination between Capitol and Nesco (the “proposed business combination”); the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of cash available following redemptions by Capitol stockholders; the ability to meet the NYSE’s listing standards following the consummation of the transactions contemplated by the proposed business combination; costs related to the proposed business combination; the inability to enter into or complete the proposed transaction governed by the non-binding letter of intent; the inability to recognize the anticipated benefits of the transaction contemplated by the non-binding letter of intent; Nesco’s ability to execute on its plans to develop and market new products and the timing of these development programs; Nesco’s estimates of the size of the markets for its solutions; the rate and degree of market acceptance of Nesco’s solutions; the success of other competing technologies that may become available; Nesco’s ability to identify and integrate acquisitions; the performance and security of Nesco’s services; potential litigation involving Capitol or Nesco; and general economic and market conditions impacting demand for Nesco’s services. Other factors include the possibility that the proposed transaction does not close, including due to the failure to satisfy certain closing conditions. Neither Capitol nor Nesco undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Select Preliminary Unaudited Second Quarter 2019 Financial Results

	Three Months Ended June 30,
(in millions)	2019	2018
Revenue	$62.5 – $63.5	$55.8
Net loss	(5.8) – (4.8)	(5.4)
Adjusted EBITDA	30.0 – 31.0	28.4

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended June 30,
(in millions)	2019	2018
Net loss	$(5.8) – (4.8)	$(5.4)
Interest expense	14.9	14.1
Income tax expense (benefit)	0.4	0.5
Depreciation expense	17.2	15.8
Amortization expense	0.7	0.7
EBITDA	27.4 – 28.4	25.7
Adjustments:
Non cash purchase accounting impact	0.1	1.0
Transaction and process improvement costs	2.0	1.1
Major repairs	0.4	0.3
Share-based payments	0.1	0.3
Adjusted EBITDA	$30.0 – 31.0	$28.4

Key Operational and Financial Metrics

Non-GAAP Measures: Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA are non-GAAP financial measures as defined under the rules of the SEC. Adjusted EBITDA is a financial performance measure that Nesco uses to monitor its results from operations and to measure its performance against its debt covenants. This common metric is intended to align Nesco’s shareholder, debt holders and management.

Nesco believes the presentation of these financial measures enhances an investor’s understanding of its financial performance because these measures are useful financial metrics to assess its operating performance from period to period by excluding certain items that it believes are not representative of its core business. Such items are excluded pursuant to the definition of Adjusted EBITDA in Nesco’s credit agreements; Adjusted EBITDA is the basis for several financial covenants therein. These financial measures will provide investors with a useful tool for assessing the comparability between periods of Nesco’s ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures. Nesco uses these financial measures for business planning purposes, for loan compliance purposes and in measuring its performance relative to that of its competitors.

In analyzing and planning for its business, Nesco supplements its use of financial measures based on U.S. GAAP with non-GAAP financial and other measures. Nesco’s use of the terms EBITDA and Adjusted EBITDA may vary from that of others in its industry and therefore are limited in their usefulness as comparative measures. These financial measures should not be considered as alternatives to net income (loss), operating income (loss) or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Nesco’s non-GAAP financial measures should not be relied upon to the exclusion of U.S. GAAP financial measures. Nesco encourages investors to review its non-GAAP financial measures together with its U.S. GAAP results and historical consolidated financial statements, and not in isolation. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way Nesco calculates such measures. Accordingly, Nesco’s non-GAAP financial measures may not be comparable to similar measures used by other companies.

Adjusted EBITDA includes an adjustment to exclude the effects of purchase accounting adjustments when calculating the cost of used equipment sold. When equipment is purchased in connection with a business combination, the equipment is revalued to its then current fair value for accounting purposes. The consideration transferred (i.e., the purchase price) in a business combination is allocated to the fair value of equipment as of the acquisition date, with depreciation recorded thereafter following Nesco’s accounting policies; however, this may not be indicative of Nesco’s actual cost to acquire new equipment that Nesco adds to its fleet apart from a business acquisition. Additionally, the pricing of Nesco’s rental contracts and equipment sales prices for Nesco’s equipment is based off of original equipment cost (or, “OEC”), and Nesco measures a rate of return from its rentals and sales using OEC. As indicated above, Nesco’s credit agreements define this adjustment to EBITDA, as such, and Nesco believes this metric is a better indication of its true cost of equipment sales due to the removal of the purchase accounting adjustments.

Adjusted EBITDA: EBITDA represents net income before interest, income tax (benefit) provision, depreciation and amortization. Adjusted EBITDA is defined as net income (loss) plus interest expense, provision for income taxes, depreciation, and amortization, as further adjusted for (1) non-cash purchase accounting impact, (2) transaction and process improvement costs, (3) major repairs and (4) share-based payments. These metrics are subject to certain limitations.

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